UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2006

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 Starboard Drive, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Certain officers (including Iain MacKenzie, Chief Executive Officer, Jack A. Pacheco, Chief Financial Officer, Wayne Eisenberg, Vice President – Worldwide Sales, Mohana Krishnan, Vice President – Worldwide Operations, Alan Marten, Vice President & General Manager – Memory Products Division, and Michael Rubino, Vice President – Engineering) and an independent director of SMART Modular Technologies (WWH), Inc. (the "Company") have entered into Rule 10b5−1 trading plans (each a "Plan" and collectively, the "Plans") with a broker to sell ordinary shares of the Company that are owned, or will be acquired upon the exercise of employee stock options, by such persons.

Each person entered into a Plan as part of his personal long-term investment strategy for asset diversification and liquidity and will have no further control over the timing of the sales of ordinary shares under such person’s Plan. The Plans specify the number of ordinary shares that may be sold each month at various pre-determined prices ("limit orders"). None of the sales pursuant to any Plan will occur prior to August 28, 2006 or at a price lower than $10. Most of the ordinary shares sold pursuant to the Plans will come from the exercise of options. Such options have various strike prices and such sales will be executed as same-day sales.

Pursuant to the Plan entered into by Mr. MacKenzie, a maximum of 444,000 ordinary shares may be sold based on limit orders over a two-year period starting September 2006. Such sales would represent, on average per year, approximately 20% of the ordinary shares underlying his stock options and ordinary shares owned. Pursuant to the Plan entered into by Mr. Pacheco, a maximum of 120,000 ordinary shares (which represents approximately 21% of the ordinary shares underlying his stock options and ordinary shares owned) may be sold based on limit orders over a one-year period starting September 2006.

The Plans are intended to comply with Rule 10b5−1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5−1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5−1 plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

July 14, 2006	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel, Chief Compliance Officer, and Secretary